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HI-TECH PHARMACAL CO., INC.

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HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 10, 2010

To Hi-Tech Pharmacal Co., Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the “Company” or “Hi-Tech”) will be held on November 10, 2010, at 10:00 a.m., Eastern Standard Time, at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701 (the “Meeting”), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1. To elect Messrs. David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Yashar Hirshaut, M.D., Bruce W. Simpson, Anthony J. Puglisi and Jack van Hulst to the Board of Directors, each to serve for a term to expire at the 2011 Annual Meeting;

2. To amend the Company’s 2009 Stock Option Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder;

3. To ratify the appointment of EisnerAmper LLP, formerly Eisner LLP, as the Company’s independent auditors for the fiscal year ending April 30, 2011; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 22, 2010 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and complete, sign, date and return the enclosed proxy card, in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

Important Notice Regarding The Availability of Proxy Materials for the Stockholders’ Meeting to be Held on November 10, 2010

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement, Proxy Card and accompanying 2010 annual report are available on the Internet at https://materials.proxyvote.com/42840B.

By Order of the Board of Directors,

David S. Seltzer

President, Chief Executive Officer, Secretary

and Treasurer

Dated: October 8, 2010

HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 10, 2010

This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”). The Meeting is scheduled to be held on November 10, 2010, at 10:00 a.m., Eastern Standard Time, at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701, on November 10, 2010, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about October 8, 2010.

At the Meeting, stockholders will be asked to vote upon: (1) the election of seven directors; (2) the amendment of the Company’s 2009 Stock Option Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder; (3) the ratification of the Company’s independent auditors; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed September 22, 2010 as the record date (the “Record Date”) for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 12,584,789 shares of the Company’s common stock par value $.01 per share (the “Common Stock”), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company, without extra compensation, to solicit proxies personally or by telephone, email or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, the Proxy Statement and other material to their principals and reimburse them for their out-of-pocket expenses. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the right of doing so. If any special employees or solicitors are retained, we will bear the expense of such retention.

If you need assistance in completing your proxy card, need directions to the Annual Meeting or have questions regarding the Annual Meeting, please contact our investor relations department at 1 (631) 789-8228 or asiebert@hitechpharm.com or write to: Investor Relations, Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on November 10, 2010

The Proxy Statement, Proxy Card and our 2010 Annual Report to Stockholders are available on the Internet at the following website: https://materials.proxyvote.com/42840B. Any additional information on the website does not constitute a part of this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the seven nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

The seven nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Nominees for director:

Name	Position with the Company or Principal Occupation	Served as Director from

David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company The Board believes that Mr. Seltzer’s experience brings to the Board an understanding of financial investment, business development, strategic planning, sales and operational management in our industry and provides practical guidance, insight and perspective with respect to our operations and strategy.	1992

Reuben Seltzer	Consultant to and employee of the Company on legal matters and special projects and a Member of Marco Hi-Tech, LLC The Board believes that Mr. Seltzer’s experience brings to the Board an understanding of financial investment, business development and strategic planning in our industry and provides practical and legal guidance, insight and perspective with respect to our operations and strategy.	1992

Martin M. Goldwyn	Member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. The Board believes that Mr. Goldwyn brings legal experience in the pharmaceutical field, particularly in pharmaceutical licensing and development agreements and acquisitions which helps provide legal and practical guidance and strategy to the Company.	1992

Yashar Hirshaut, M.D.	Associate Clinical Professor of Medicine at Cornell University Medical College, Research Professor of Biology at Yeshiva University, editor-in-chief of the Professional Journal of Cancer Investigation and practicing medical oncologist The Board believes that Dr. Hirshaut brings decades of experience as a practicing oncologist and brings vast pharmaceutical knowledge to the business and helps with customer viewpoints and product ideas.	1992

Name	Position with the Company or Principal Occupation	Served as Director from
Anthony J. Puglisi	Chief Financial Officer of the IMI Merchandising Group of IMI plc, a publicly traded British company The Board believes that Mr. Puglisi brings years of experience as a chief financial officer and significant financial, accounting and business development experience to the Company.	2004

Bruce W. Simpson	President and Chief Executive Officer of B.W. Simpson & Associates, a company providing consulting services to small and emerging pharmaceutical companies in the areas of marketing, business development and strategic planning. The Board believes that Mr. Simpson brings his board experience from other firms, his experience as a Chief Executive Officer of a pharmaceutical company and years of consulting experience in the pharmaceutical industry with an expertise in marketing which helps with both our branded OTC and branded prescription businesses.	2004

Jack van Hulst	Senior Executive with domestic and global experience in the pharmaceutical industry The Board believes that Mr. van Hulst brings decades of pharmaceutical experience, particularly in the generic drug business, and provides valuable business development, strategic planning and operational management insight.	2008

Executive Officers, Directors and Significant Employees

The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company.

Name	Position
David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary, Treasurer and Director
William Peters	Vice President and Chief Financial Officer
Gary M. April	President of Health Care Products Division
Davis S. Caskey	Vice President, Pharmaceutical Operations of ECR Pharmaceuticals
Kamel Egbaria	Executive Vice President and Chief Scientific Officer
Bryce M. Harvey	President, Midlothian Laboratories Division
Martin M. Goldwyn	Director
Yashar Hirshaut, M.D.	Director
Anthony J. Puglisi	Director
Reuben Seltzer	Director, Consultant and Employee of the Company on legal matters and special projects
Bruce W. Simpson	Director
Jack van Hulst	Director

David S. Seltzer, 50, has been Chairman of the Board since September 2004 and Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President-Administration and since July 1992,

Vice President-Administration and Chief Operating Officer of the Company since March 1992. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the brother of Reuben Seltzer.

William Peters, 43, has been Vice President and Chief Financial Officer of the Company since May 2004. From September 2003 to May 2004 he was Vice President of Corporate Development. From 1998 to 2001 Mr. Peters was Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co., Inc. (“Merck”). From 2001 to September 2003, he was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck. During his seven year career at Merck, he also served as Manager of Treasury Planning and Analysis. He began his career in General Electric’s Financial Management Program at its Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from Wharton School of Business, University of Pennsylvania in 1996 and a B.S. in Business Administration from Bucknell University.

Gary M. April, 53, has been President of Health Care Products Division since May 1998 and Divisional Vice President of Sales from January 1993 to April 1998. From February 1987 to November 1992 Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

Davis S. Caskey, 62, has been Vice President, Pharmaceutical Operations of ECR Pharmaceuticals since February 2009. Mr. Caskey was Vice President, Pharmaceutical Operations of E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceutical, from December 1990 to February 2009. Mr. Caskey received a B.S. from University of Texas in 1969 and a M.S. from Lamar University in 1970.

Kamel Egbaria, 52, has been Executive Vice President and Chief Scientific Officer since April 2010. From 2003 to 2009, Dr. Egbaria was the Chief Scientific Officer and Vice President of Research and Development for Qualitest Pharmaceuticals, Inc. Dr. Egbaria received a B.Pharm, M.Sc. Pharm and a Ph.D. from School of Pharmacy, Hebrew University of Jerusalem, Israel in 1981, 1983 and 1988, respectively, and he did post-doctoral work in College of Pharmacy, University of Michigan in 1992.

Bryce M. Harvey, 54, has been President of Midlothian Laboratories Division since December 2007. Mr. Harvey was President of Midlothian Laboratories, LLC, a division of Pro Ethics Laboratories, from August 2003 to December 2007. From 1981 to 2003, he was at Ortho/McNeil Pharmaceutical where his responsibilities included Hospital Sales, Medicaid contacts, training new representatives, coordinating speaker and grand rounds programs for physicians and other healthcare professionals. From December 1995 to March 2006 he was President and Chief Executive Officer of LCM Pharmaceutical, a company that focuses on research and development of unique drug delivery systems and niche products. He has over 30 years of experience in the pharmaceutical industry, including but not limited to retail independent sales, drug wholesale, and major pharmaceutical sales. He has developed and currently holds several trademarks and patents and has successfully introduced product lines of over-the-counter as well as pharmaceutical proprietary products. He has been the recipient of numerous achievement awards, including being nominated to the Presidents Circle within Ortho/McNeil Pharmaceutical. He is a graduate of Florida State University with a Bachelor of Science degree in marketing.

Martin M. Goldwyn, 58, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

Yashar Hirshaut, M.D., 72, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Jack van Hulst, 71, has been a Director of the Company since November 2008. He has been a senior executive with 42 years of domestic and global experience in many sectors of the pharmaceutical industry. From 1999 to 2005 he was Executive Vice President of MOVA Pharmaceutical Corporation, a contract manufacturer in Puerto Rico with three manufacturing sites and approximately 1,700 employees. MOVA merged with the publicly held Canadian contract manufacturer Patheon, which is the largest worldwide pharmaceutical contract manufacturer. From 1997 to 1998, he was a consultant responsible for special project implementation related to Women’s Healthcare at Population Council. From 1993 to 1996 he was part owner, President and Chief Executive Officer of Morton Grove Pharmaceuticals, Inc., a manufacturer and marketer of generic liquid prescriptions and OTC pharmaceuticals prior to its sale to William Blair Capital Partners. From 1991 to 1993 he was President and Chief Executive Officer of Pennex Products, Inc., a manufacturer and marketer of OTC drugs prior to its sale to Rexall-Sundown. He is a Board Member of The International Center, New York, New York; Senesco Technologies, Inc., New Brunswick, New Jersey (AMEX:NST); and Napopharma (LSE:NAPU). He received a Law Degree from the University of Utrecht, The Netherlands.

Anthony J. Puglisi, 61, was elected a Director of the Company on September 21, 2004. Mr. Puglisi is Chief Financial Officer of the IMI Merchandising Group of IMI plc, a publicly traded British company. Mr. Puglisi was Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick-service restaurants, from February 2004 to April 2009. Prior to joining Sbarro, Mr. Puglisi was the Vice President and Chief Financial Officer of Langer, Inc., a provider of products used to treat muscle-skeletal disorders, from April 2002 to February 2004. Mr. Puglisi was Senior Vice President and Chief Financial Officer of Netrex Corporation from September 2000 to October 2001 and Executive Vice President and Chief Financial Officer of Olsten Corporation, a provider of staffing and home health care services from 1993 to March 2000. Mr. Puglisi has been a certified public accountant in New York for over twenty-five years. Mr. Puglisi is a director of CPNA International. He earned a B.B.A. in Accounting from Bernard Baruch College.

Reuben Seltzer, 54, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant and as an employee to the Company in corporate development and legal activities since January 1, 2009. Mr. Seltzer was formerly a Vice Chairman and Director of Neuro-Hitech Pharmaceuticals, Inc., a drug development company engaged in the development and commercialization of products in the specialty pharmaceutical area. Mr. Seltzer is no longer affiliated with this Company as an officer and director. Mr. Seltzer had been president of R.M. Realty Services Inc., a real estate investment and consulting company from May 1988 to September 1992. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the brother of David S. Seltzer.

Bruce W. Simpson, 68, was elected a Director of the Company since September 9, 2004. Mr. Simpson is President and CEO of B.W. Simpson & Associates, a consulting company that works with small emerging pharmaceutical companies in the areas of marketing, business development and strategic planning. Prior to founding his own healthcare-consulting firm in 1998, from July 1998 to August 1999, Mr. Simpson was President of Genpharm, Inc., located in Ontario, Canada, a division of E. Merck. From 1992 to July 1998, he served as President and CEO of Medeva Pharmaceuticals in Rochester, New York. He has been affiliated with the American Academy of Allergy and is a former Director of Draxis Health Inc., Bradley Pharmaceuticals and Adams Laboratories. Mr. Simpson holds a B.S. in Marketing from Fairleigh Dickinson University, an M.B.A. in Marketing from the University of Hartford, and has done post-graduate work in healthcare marketing at UCLA. Prior to entering the pharmaceutical field, Mr. Simpson served as a Captain in the United States Marine Corps.

Significant Employees

Name	Position
Tanya Akimova, Ph.D.	Vice President of Strategic Planning and Project Development and Director of New Business Development
Edwin A. Berrios	Vice President of Sales and Marketing
Joanne Curri	Director of Regulatory Affairs
Polireddy Dondeti, Ph.D.	Vice President of Research and Development
Jesse Kirsh	Vice President of Quality
Christopher LoSardo	Vice President of Corporate Development
Eyal Mares	Vice President, Operations
Pudpong Poolsuk	Senior Director of Science
Margaret Santorufo	Vice President and Controller
James P. Tracy	Vice President of Information Technology

Set forth below is a brief background of key employees of the Company:

Tanya Akimova, Ph.D., 56, has been Vice President of Strategic Planning and Product Development since November 2008 and Director of New Business Development of the Company since October 2000. From 1998 to 2000 she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

Edwin A. Berrios, 58, has been Vice President of Sales and Marketing of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuticals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

Joanne Curri, 70, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

Polireddy Dondeti, Ph.D., 45, has been Vice President of the Company since September 2008 and Vice President of Research and Development of the Company since October 2003. From July 1998 to September 2003, Dr. Dondeti was the Director and then Senior Director of Product Development at Morton Grove Pharmaceuticals, Inc. From January 1995 to July 1998, Dr. Dondeti was a Formulation Scientist and then Team leader in Research and Development at Barr Laboratories, Inc. Dr. Dondeti received a Ph.D. in Pharmaceutics from University of Rhode Island in 1994 and an M.S. in Pharmaceutics from University of Rhode Island.

Jesse Kirsh, 52, has been Vice President of Quality since October 2006, Senior Director of Quality Assurance of the Company since October 2003 and Director of Quality Assurance since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of AlPharma. Mr. Kirsh received a B.S. in Chemistry from State University of New York at Albany. He has over 20 years of experience in the pharmaceutical industry.

Christopher LoSardo, 44, has been Vice President of Corporate Development since October 2005. From April 1998 through September 2005, he was employed by Eon Labs (now part of Sandoz) as Marketing Manager and Contract Administrator, and Director of Communications. Prior to April 1998, Mr. LoSardo held various Marketing and Product Management positions with Forest Laboratories, Center Labs and Rugby Laboratories. He earned an M.B.A and B.S degree from St. John’s University in New York.

Eyal Mares, 47, has been Vice President of Operations since October 9, 2006. From September 1991 to January 1995, Mr. Mares was the plant engineer at Agis Industries in Israel. He relocated to the United States to assume the position of Director of Engineering at Clay-Park Labs, Inc. In October 2003 he was promoted to Vice President of Operations at Clay-Park and remained in that position until June 2006 through the acquisition of Clay-Park by Perrigo. Mr. Mares completed his studies for a BSME at the University of Ben Gurion in Israel.

Pudpong Poolsuk, 66, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance—Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Margaret Santorufo, 44, has been Vice President and Controller since June 2004. Since October 2002 she has been Controller of the Company. From June 1995 through July 2001 she was Vice President and Controller of Family Golf Centers, Inc. From August 1989 through May 1995 she was an audit supervisor with Richard A. Eisner & Company, LLP. Ms. Santorufo is a certified public accountant and holds a Bachelors Degree in Accounting from St. John’s University.

James P. Tracy, 66, has been Vice President of Information Technology since August 2004. Mr. Tracy has over 35 years experience in the pharmaceutical industry. From February 2003, Mr. Tracy was Director of Supply Chain Management for Yamanouchi Pharma America. From August 1998 Mr. Tracy was Vice President of Technology and Operations with Integrated Commercialization Solutions, an AmerisourceBergen company. Mr. Tracy’s career also includes management positions with Livingston Healthcare Services, Goldline Laboratories and Johnson Drug Company. Mr. Tracy graduated from Massey College.

Director’s Compensation

As of November 11, 2009, the Company paid each director a fee of $12,000 per year and an additional $2,000 to the chairman of each committee and $1,000 to each director serving on a committee. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director was granted options to purchase 10,000 shares of Common Stock under the Company’s 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

During Fiscal Year 2010, the Board of Directors held 6 meetings. In addition, there were 3 actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served. The Company encourages its board members to attend its annual meeting. All of the board members of the Company attended the prior year’s annual meeting.

Independence of the Board of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Yashar Hirshaut, M.D., Bruce W. Simpson, Anthony J. Puglisi and Jack van Hulst. These directors have no relationship with us that would interfere with the exercise of independent judgment.

The Board has three committees: the Audit Committee, the Nominating Committee and the Compensation Committee.

Risk Oversight; Assessment of Compensation Risk

Our Board administers its risk oversight function directly and through both its Audit Committee, its Nominating Committee and its Compensation Committee. The Audit Committee oversees management of financial risks and related party transactions. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interests at the Board level, and periodically reviews our policies and procedures, and makes recommendations when appropriate. The Compensation Committee reviews whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through committee reports. The full Board performs a periodic risk assessment with management to review the primary risks facing the Company and to manage the activities of the Company in identifying and mitigating such risks. Management identifies risks in multiple areas, including compliance, financial, strategic, political and operational risks, and the Board reviews such risks together with management. These topics are discussed at an annual strategy meeting which includes both the Board and approximately twelve members of top management. The Board recognizes that Hi-Tech is subject to both internal and external risks, within and outside its control, and that management and the Board should regularly seek to identify those risks and mitigate them to the extent possible.

Committees

Audit Committee.    The Audit Committee makes recommendations to the Board of Directors concerning the engagement of an independent registered public accounting firm, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of three independent non-employee directors. Messrs. Yashar Hirshaut, M.D., Jack van Hulst and Anthony J. Puglisi serve on the Audit Committee. Our Board of Directors has determined that Anthony J. Puglisi is the audit committee financial expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and is independent within the meaning of the Nasdaq listing standards. The Audit Committee held 5 meetings during fiscal 2010. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A. All of the members of the committee are “independent” as defined under the rules promulgated by the Nasdaq listing standards.

Compensation Committee.    The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company’s officers. The Compensation Committee is comprised of Messrs. Yashar Hirshaut, M.D., Jack van Hulst and Bruce W. Simpson, had one meeting and had 4 telephonic meetings during fiscal 2010. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. All members of the Compensation Committee are “independent” as defined under the rules promulgated by the Nasdaq listing standards. The Compensation Committee is responsible for administering the Company’s 2009 Stock Option Plan, with full power to interpret the Plan and to establish and amend rules for its administration. The Compensation Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Compensation Committee is responsible for administering the Company’s 1994 Directors Stock Option Plan. The Compensation Committee has a written charter, a copy of which was attached to the Company’s Proxy Statement dated October 7, 2008. Pursuant to its charter, the Compensation Committee may form subcommittees and delegate authority to any subcommittee, as appropriate; provided that, the subcommittee contains at least the minimum number of Board members to meet any regulatory requirements.

Nominating Committee.    The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which is attached to this Proxy Statement as Appendix B. Established in September, 2004, the Nominating Committee is comprised of Jack van Hulst, Anthony Puglisi and Bruce W. Simpson and took no action during fiscal 2010. They are non-management directors who are “independent” as defined under the rules promulgated by the Nasdaq listing standards.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating Committee also considers the total competencies represented on the Board as a whole, as well as the competencies each member or nominee brings to the Board. In general, the constitution of the Board is diversified across three large categories: (1) financial accounting, legal and corporate governance experience; (2) medical and pharmaceutical industry expertise; and (3) employee vs. non-employee directors. By selecting individuals who have financial accounting, legal and corporate governance experience, we gain valuable experience that ensures that we are managing our financial resources appropriately, reporting our financial results fairly and accurately and generally running our business consistent with current good corporate practices. We also benefit greatly from our Board member who is a medical doctor and Board members who have expertise in the pharmaceutical industry. This way we can set and adjust our strategy and objectives based on results we generate from our research and development efforts. As a general rule, we try to evenly balance the Board members. A mix of employee and non-employee directors offers different perspectives for the Board to consider when making decisions. Employee directors can provide the Board with valuable insights regarding our day to day operations, which can help the Board make important management and compensation decisions. Non-employee directors can compare the opportunities and challenges presented to Hi-Tech against the facts and circumstances these Directors are experiencing outside of the Company. As a rule, we have a higher number of non-employee directors as compared to employee directors. We do not discriminate against nominees on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by applicable law.

The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company’s Secretary, David S. Seltzer, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that seven directors, five of whom are non-management and four of whom are independent directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee and the Board of Directors have recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

The Company is committed to principles of sound corporate governance. The Company periodically reviews its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Global Market Inc. (“Nasdaq”). Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. A majority of the Company’s Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set by the SEC, the Nasdaq listing standards and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director. The Company’s outside directors have telephone meetings and board and committee meetings from time to time without management being present.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

Code of Ethics

We will provide a copy of our Code of Ethics to any person, without charge, upon request to Hi-Tech Pharmacal Co., Inc., Attention: Investor Relations, 369 Bayview Avenue, Amityville, NY 11701, (631) 789-8228. If we make any substantive amendments to the Code or grant any waiver, including any implicit waiver, from a provision of the Code to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

Board Leadership Structure

The Chief Executive Officer (“CEO”) and senior executive officers are selected by the Board based upon recommendations from the Company’s management and Board of Directors. The Board determines whether the role of Chairman and CEO should be separate or combined based upon its judgment as to the most appropriate structure for the Company at a given point in time. David S. Seltzer has served as our Chairman of the Board since 2004 and CEO since 1998. Based on its most recent review of the Company’s Board leadership structure and continued strong performance of the business, the Board has determined that this structure is optimal for the Company because it provides our Company with strong and consistent leadership and leverages Mr. Seltzer’s extensive knowledge of our pharmaceutical business and competitive environment with the strategic oversight role of the Board. Given the current challenging regulatory and market environment, and the need to execute our ongoing strategic plans, the Board believes that having one person serving as both the Chairman and CEO provides clear, decisive, and effective leadership.

Communications with Directors

A stockholder may communicate with the Directors of the Company and the Company’s Committees by sending an e-mail to compliance@hitechpharm.com. A stockholder may also write to any of the directors c/o William Peters at Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2010, except for one transaction for each of Mr. William Peters and Mr. Jack van Hulst, each of which involved the exercise of stock options which were late filings. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a narrative describing how compensation for our named executive officers is established and should be read in conjunction with the compensation tables and related narrative descriptions set forth below.

Objectives and Philosophy of Our Executive Compensation Program

Our mission is to be a significant provider of quality products in the markets we serve. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, we must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units during periods of both favorable and unfavorable business conditions.

Our executive compensation program is a critical management tool in achieving this goal. “Pay for performance” is the underlying philosophy for our executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee of the Board of Directors, which is comprised entirely of non-employee directors.

The program is designed and administered to:

•	reward individual and team achievements that contribute to the attainment of our business goals; and

•

provide a balance of total compensation opportunities, including salary, bonus, and longer-term cash and equity incentives, that are competitive with similarly situated companies and reflective of our performance.

In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriate measure of corporate performance is the increase in long-term stockholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on stockholders’ equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing our long-term value to our stockholders. These include:

•	the development of competitive advantages

•	successful filing of ANDAs

•	successful approval of ANDAs

•	success in developing business strategies and managing costs

•	execution of acquisitions, strategic partnerships and divestitures

•	implementation of operating efficiencies

•	the general performance of individual job responsibilities

The Compensation Committee reviews compensation practices of other pharmaceutical organizations of like size and structure in order to assess our competitiveness. The Company subscribes to Equilar, Inc.’s on-line database of executive and director compensation, which is drawn directly from SEC filings. In 2010, the Compensation Committee used this database to benchmark the Company’s executive compensation. The following companies were used as the peer group: Akorn, Inspire Pharmaceuticals, Isis Pharmaceuticals, Lannett, Noven Pharmaceuticals, Pain Therapeutics, PDI, Pozen, Salix Pharmaceuticals and Sciclone Pharmaceuticals. Benchmarked items include salary, bonus, equity compensation, deferred compensation, other compensation and total compensation. This data is used to ensure that the Chief Executive Officer and Chief Financial Officer of the Company are paid within the 25th to 75th percentile range. The Company believes that this is the appropriate range to target salaries so that they can be competitive.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary

•	annual cash incentive bonus

•	a long-term incentive represented by stock options

•	insurance, 401(k) plan and other employee benefits

The Company does not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by management, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary.    Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. In determining the amount of compensation to be paid to our executive officers, the Compensation Committee adheres to compensation policies pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive’s compensation in relation to our other executives with the same, more, or less responsibilities, and the tenure of the individual.

Minimum base salaries are mandated by our employment agreements for Mr. David Seltzer, Mr. William Peters, Mr. Bryce Harvey, Mr. Gary April, Mr. Davis Caskey and Dr. Kamel Egbaria.

Base salaries are reviewed annually or when employment contracts expire by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Cash Incentive Bonus.    The Compensation Committee has the authority to award annual bonuses to individual senior executives on a discretionary basis. The Committee believes that the bonus plan promotes the Company’s performance-based compensation philosophy by providing executives with direct financial incentives in the form of annual cash bonuses for achievements accomplished throughout the fiscal year.

The Compensation Committee considers various factors in determining, in its discretion, the bonuses to be awarded to its named executive officers. The Compensation Committee does not utilize a formal written compensation plan or specific formula for the determination of bonuses to its CEO and CFO. Nor does it employ specific financial goals other than those listed below.

In the case of Mr. David Seltzer, the Compensation Committee determines Mr. Seltzer’s bonus based on:

•	growing the Company’s revenues

•	achieving pre-tax net income

•	completing acquisitions

•	forming strategic alliances

•	submitting ANDAs to the FDA

•	gaining FDA approval on ANDAs

•	operating within the compliance parameters required by federal and state governmental regulatory agencies

•	achieving operational efficiencies

The Compensation Committee has awarded Mr. Seltzer a bonus for the fiscal year ended April 30, 2009 in the amount of $225,000. Mr. Seltzer’s bonus was awarded for increasing the Company’s revenues by 75%, returning the Company to profitability, completing the ECR Pharmaceuticals acquisition and gaining the FDA approval of two important ANDAs, Dorzolamide ophthalmic solution and Dorzolamide with Timolol ophthalmic solution. The Compensation Committee awarded Mr. Seltzer a bonus for the fiscal year ended April 30, 2010 in the amount of $300,000, which was paid in fiscal 2011.

In the case of Mr. William Peters, the Compensation Committee determined Mr. Peters’ bonus based on performance as well as his accomplishments. Factors considered included:

•	valuation analyses for potential acquisition candidates

•	helping value, negotiate and integrate the ECR Pharmaceuticals acquisition

•	accomplishments related to his responsibilities as head of human resources, specifically implementing an affirmative action plan

•	financing activities, including negotiating a line of credit, investor relations and other financings

•	operating within the compliance parameters required by federal and state governmental regulatory agencies

•	identifying cost savings and reducing overhead and SG&A costs of target areas

The Compensation Committee has awarded Mr. Peters a bonus for the fiscal year ended April 30, 2009 in the amount of $100,000. Mr. Peters’ bonus was awarded for increasing the Company’s revenues by 75%, returning the Company to profitability, negotiating operating cost savings and helping value, negotiate and integrate the ECR Pharmaceuticals acquisition. The Compensation Committee awarded Mr. Peters a bonus for the fiscal year ended April 30, 2010 in the amount of $150,000 which was paid in fiscal 2011.

Bonus payments to Mr. April, Mr. Harvey and Mr. Caskey are based on formulas tied to the performance of their respective divisions.

Mr. April’s employment agreement provides for a payment of:

•	a bonus equal to 2% of the increase in net sales of the HCP Division over the immediately preceding year’s net sales of the HCP Division

•

a profit bonus based on the net profits of the HCP Division. In the event the net profits of the HCP Division are greater than the prior year’s net profits, then Mr. April receives a profit bonus (“Profit Bonus”) equal to 3% of the increase in net profits of the HCP Division over the immediately preceding year’s net profits of the HCP Division

The Compensation Committee did not award Mr. April a bonus for the fiscal year ended April 30, 2009 due to a decline in sales of the HCP Division. Mr. April earned a bonus of $12,000 and was paid a discretionary bonus of $10,000 for the fiscal year ended April 30, 2010 both of which were paid in fiscal 2011.

Mr. Harvey’s employment agreement specifies that a bonus will be calculated based on the following:

the sum of (i) 1.5% of the first $2,000,000 of the Midlothian Division’s pre-tax net income; and (ii) 5% of the Midlothian Division’s pre-tax net income in excess of $2,000,000. Mr. Harvey’s bonus calculation is based on a calendar year time period. For the calendar year ended December 31, 2009, Mr. Harvey earned a bonus of $26,000 for the fiscal year ended April 30, 2010 which was paid in fiscal 2010.

Mr. Caskey’s employment agreement specifies that a bonus will be calculated based on the following:

the sum of (i) 2.5% of the first $3,500,000 of ECR Pharmaceuticals Co., Inc.’s pre-tax net income; and (ii) 4% of ECR Pharmaceuticals Co., Inc.’s pre-tax net income in excess of $3,500,000. Mr. Caskey earned a bonus of $139,000 for the fiscal year ended April 30, 2010 which was paid in fiscal 2011.

Dr. Egbaria’s employment agreement specifies that he will be entitled to (i) a $5,000 bonus for each Abbreviated New Drug Application (“ANDA”) submitted under his supervision and accepted for filing by the Federal Drug Administration (“FDA”); (ii) a $10,000 bonus for each ANDA that is submitted under his supervision and approved by the FDA; (iii) a $5,000 bonus for each ANDA that is, as of April 26, 2010, pending with the FDA for at least twelve (12) months and which is approved by the FDA; (iv) a $10,000 bonus for each ANDA that is, as of April 26, 2010, pending with the FDA for less than twelve (12) months and which is approved by the FDA; and (v) Dr. Egbaria shall be entitled to participate in the Company’s executive bonus pool. Dr. Egbaria shall be entitled to only one bonus for each ANDA approved by the FDA. The bonuses payable above shall not, in the aggregate, exceed 50% of Dr. Egbaria’s salary for the year in which such bonuses are payable. Because Dr. Egbaria was not employed until April 26, 2010, no bonus has been earned by him or paid to him as of April 30, 2010.

Stock Options.    The long-term component of our executive compensation program consists of stock options. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interest of our executives and our stockholders. Stock options are granted upon the recommendation of management and approval of the Compensation Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer. Factors entering into this process include company-level performance, the individual executive’s performance, the amount of equity previously awarded to the executive and the vesting of such awards.

The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

The options generally permit the option holder to buy the number of shares of the underlying common stock (an option exercise) at a price equal to the market price of the common stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the term of the option. Generally, the options vest over a period of four years, with 25% vesting upon the first anniversary of the date of grant and 25% on each anniversary thereafter, and expire no later than ten years after grant.

Equity awards are typically granted to our executives annually in conjunction with the review of their individual performance. We set the exercise price of all stock options to equal the closing price of our common stock on the Nasdaq Stock Market on the day of the grant.

Benefits and Other Compensation.    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans, at no cost. The Company matches 50% on the first 6% of the contributions to the 401(k) plan for all employees up to the federal maximum.

Mr. David Seltzer, Mr. William Peters and Mr. Gary April received $9,400, $6,000 and $6,000, respectively, for automobile reimbursements. These amounts were reported as taxable income.

Severance and Change-in-Control Benefits.    Pursuant to employment agreements we have entered into with certain of our executives and our 2009 Stock Option Plan and our Amended and Restated Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments upon Termination of Employment or Change-in-Control” below.

We believe providing these benefits help us compete for executive talent. We believe that our severance and change-in-control benefits are generally in line with severance packages offered to executives by other companies.

Tax Considerations

Section 162(m) of the Internal Revenue Code prohibits us from deducting any compensation in excess of $1 million paid to certain of our executive officers, except to the extent that such compensation is paid pursuant to a stockholder approved plan upon the attainment of specified performance objectives. The Compensation Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee periodically reviews the potential consequences of Section 162(m) and generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that it be included in this Proxy Statement.

The Compensation Committee

Bruce W. Simpson

Yashar Hirshaut, M.D.

Jack van Hulst

Dated: October 7, 2010

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to Regulation 14A or 14C, or the liabilities of Section 18 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors is currently composed of Bruce W. Simpson (chair), Yashar M. Hirshaut, M.D., and Jack van Hulst. None of the members of the Compensation Committee has ever been an officer or employee of ours. None of our named executive officers serves or has served as a member of the Board of Directors or compensation committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 29, 2010, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director; (iii) all executive officers and directors as a group; and (iv) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock as of the date of the respective filings set forth below.

	Shares of Common Stock Beneficially Owned as of September 29, 2010(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
David S. Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	2,015,634	(2)	15.4%

Reuben Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	936,176	(3)	7.3%

Martin M. Goldwyn c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C. 40 Cuttermill Road Great Neck, New York 11021	67,669	(4)	*

Yashar Hirshaut, M.D. c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	110,438	(5)	*

	Shares of Common Stock Beneficially Owned as of September 29, 2010(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
William Peters c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	48,733	(6)	*

Anthony J. Puglisi c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	40,469	(7)	*

Bruce W. Simpson c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	24,156	(8)	*

Jack van Hulst c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	5,594	(9)	*

Gary M. April c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	11,250	(10)	*

Davis S. Caskey c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	2,500	(11)	*

Bryce M. Harvey c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	2,500	(12)	*

Kamel Egbaria c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	0	(13)	*

All Directors and Executive Officers as a group (12 persons)	3,265,119	(14)	24.1%

Deerfield Management Company, L.P. 780 Third Avenue 37th Floor New York, NY 10017	1,485,244	(15)	11.8%

BlackRock Global Investors 400 Howard Street San Francisco, CA 94105-2228	813,598	(16)	6.5%

Visium Asset Management LLC 950 Third Avenue, 29th Floor New York, NY 10022-2705	700,000	(17)	5.6%

*	Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.
(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Amount includes options to purchase 525,000 shares of Common Stock exercisable within 60 days of September 29, 2010 and 311,013 shares of Common Stock owned by Mr. Seltzer’s wife and children and trusts for the benefit of two of his children.
(3)	Amount includes options to purchase 163,438 shares of Common Stock exercisable within 60 days of September 29, 2010 and 299,203 shares of Common Stock owned by Mr. Seltzer’s wife and children.

(4)	Amount includes options to purchase 67,669 shares of Common Stock which are fully vested and exercisable within 60 days of September 29, 2010.
(5)	Amount represents options to purchase 87,438 shares of Common Stock exercisable within 60 days of September 29, 2010 and 23,000 shares of Common Stock owned by Dr. Hirshaut.
(6)	Amount includes options to purchase 48,733 shares of Common Stock exercisable within 60 days of September 29, 2010.
(7)	Amount includes options to purchase 40,469 shares of Common Stock exercisable within 60 days of September 29, 2010.
(8)	Amount includes options to purchase 24,156 shares of Common Stock exercisable within 60 days of September 29, 2010.
(9)	Amount includes options to purchase 5,594 shares of Common Stock exercisable within 60 days of September 29, 2010.
(10)	Amount includes options to purchase 11,250 shares of Common Stock exercisable within 60 days of September 29, 2010.
(11)	Amount includes options to purchase 2,500 shares of Common Stock exercisable within 60 days of September 29, 2010.
(12)	Amount includes options to purchase 2,500 shares of Common Stock exercisable within 60 days of September 29, 2010.
(13)	Amount represents options to purchase 0 shares of Common Stock exercisable within 60 days of September 29, 2010.
(14)	Amount includes the total shares owned by directors and executive officers as a group (12 persons) at the close of business on September 29, 2010 and options to purchase 978,747 shares of Common Stock exercisable within 60 days of September 29, 2010.
(15)	Source: 13G Form filing on July 9, 2010.
(16)	Source: 13F Form filing on June 30, 2010.
(17)	Source: 13G Form filing on September 2, 2010.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid during the fiscal year ended April 30, 2010 to the Company’s Chief Executive Officer, Chief Financial Officer, President of the Health Care Products Division, President of the Midlothian Division, ECR Pharmaceuticals Co., Inc.’s Vice President of Pharmaceuticals Operations and the Company’s Executive Vice President and Chief Scientific Officer (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Options Awards (#)(2)	All Other Compensation ($)(3)	Total ($)
David S. Seltzer President, Chief Executive Officer, Secretary, and Treasurer	2010 2009 2008	451,000 442,000 421,000	225,000 0 0	504,000 139,000 256,000	24,000 22,000 27,000	1,204,000 603,000 704,000
William J. Peters Vice President and Chief Financial Officer	2010 2009	278,000 251,000	100,000 45,000	252,000 69,000	20,000 19,000	650,000 384,000
	2008	237,000	35,000	128,000	19,000	419,000
Gary M. April	2010	233,000	0	76,000	10,000	350,000
President of Health Care Products Division	2009	218,000	5,000	21,000	10,000	254,000
	2008	215,000	22,000	26,000	11,000	274,000
Bryce M. Harvey(4)	2010	264,000	26,000	50,000	8,000	348,000
President of Midlothian Laboratories Division	2009	237,000	139,000	14,000	7,000	397,000
	2008	73,000	0	24,000	1,000	98,000
Davis S. Caskey(5) ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceuticals Operations	2010	168,000	0	50,000	5,000	223,000
	2009	27,000	0	12,000	1,000	40,000

Kamel Egbaria(6)	2010	53,000	0	478,000	0	531,000
Executive Vice President and Chief Scientific Officer

(1)	Represents base salary through April 30, 2010.
(2)	Represents the fair value of options granted on the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation”.
(3)	Represents the matching contributions to the Hi-Tech Pharmacal Co., Inc. Employee Savings Plan and/or the dollar value of the premium paid by the Company for term life insurance for the benefit of the Named Executive Officer and automobile reimbursement that were reported as taxable income.
(4)	Mr. Harvey has been employed at Hi-Tech since the assets of Midlothian Laboratories were acquired on December 28, 2007.
(5)	Mr. Caskey has been employed at Hi-Tech since the assets of ECR Pharmaceuticals were acquired on February 27, 2009.
(6)	Dr. Egbaria has been employed at Hi-Tech since April 26, 2010.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Options Awards (3)
David S. Seltzer President, Chief Executive Officer, Secretary, and Treasurer	11/12/09 11/13/08 1/29/08	50,000 50,000 50,000	19.59 5.83 10.68	504,000 139,000 256,000
William Peters Vice President and Chief Financial Officer	11/12/09 11/13/08 1/29/08	25,000 25,000 25,000	19.59 5.83 10.68	252,000 69,000 128,500
Gary M. April	11/12/09	7,500	19.59	76,000
President of Health Care Products Division	11/13/08	7,500	5.83	21,000
	1/29/08	5,000	10.68	26,000
Bryce M. Harvey	11/12/09	5,000	19.59	50,000
President of Midlothian Laboratories Division	11/13/08 12/28/07	5,000 5,000	5.83 9.93	14,000 24,000
Davis S. Caskey ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations	11/12/09 2/27/09	5,000 5,000	19.59 5.17	50,000 13,000
Kamel Egbaria Executive Vice President and Chief Scientific Officer	4/26/10	40,000	23.10	478,000

(1)	The amounts set forth in this column reflect the number of stock options granted under our 2009 Stock Option Plan and Amended and Restated Stock Option Plan. The options vest at the rate of 25% per year starting on the first anniversary of the grant and expire in 10 years from the date of grant.
(2)	The exercise price equals the closing price of our common stock on the date of grant.
(3)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation”. See note A[16] of the consolidated financial statements in our Form 10-K, except no assumptions for forfeitures were included.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David S. Seltzer	112,500	—	$3.84	11/15/11
President, Chief Executive Officer,	112,500	—	$11.56	1/14/13
Secretary, and Treasurer	75,000	—	$14.99	12/4/13
	75,000	—	$12.05	2/1/15
	50,000	—	$23.98	3/8/16
	37,500	12,500	$10.68	2/2/17
	25,000	25,000	$10.68	1/29/18
	12,500	37,500	$5.83	11/13/18
	—	50,000	$19.59	11/12/19

William J. Peters	4,983	—	$19.95	9/9/13
Vice President and	18,750	—	$18.87	8/1/15
Chief Financial Officer	—	6,250	$15.09	8/9/16
	—	6,250	$10.68	2/2/17
	6,250	12,500	$10.68	1/29/18
	—	18,750	$5.83	11/13/19
	—	25,000	$19.59	11/12/19

Gary M. April	5,000	—	$23.98	3/8/16
President of Health Care	1,250	1,250	$10.68	2/2/17
Products Division	1,250	2,500	$10.68	1/29/18
	—	5,625	$5.83	11/13/18
	—	7,500	$19.59	11/12/19

Bryce M. Harvey	2,500	2,500	$9.93	12/28/17
President of Midlothian	1,250	3,750	$5.83	11/13/18
Laboratories Division	—	5,000	$19.59	11/12/19

Davis S. Caskey	1,250	3,750	$5.17	2/27/19
ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations	—	5,000	$19.59	11/12/19

Kamel Egbaria	40,000	40,000	$23.10	4/26/20
Executive Vice President and Chief Scientific Officer

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Seltzer	112,500	2,373,000	0	0
President, Chief Executive Officer, Secretary, and Treasurer

William J. Peters Vice President and Chief Financial Officer	110,267	1,081,000	0	0

Gary M. April President of Health Care Products Division	112,968	1,459,000	0	0

Bryce M. Harvey President of Midlothian Laboratories Division	0	0	0	0

Davis S. Caskey ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations	0	0	0	0

Kamel Egbaria Executive Vice President and Chief Scientific Officer	0	0	0	0

The Company does not maintain a pension plan, or nonqualified deferred contribution or other nonqualified deferred compensation plans.

Employment Agreements

We have employment agreements with each of our Named Executive Officers.

David S. Seltzer — Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer

David S. Seltzer serves as Chairman of the Board since Bernard Seltzer retired the position in September, 2004. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. On May 1, 2010, the Company entered into an amended and restated executive employment agreement with David S. Seltzer pursuant to which Mr. Seltzer is to serve as President and Chief Executive Officer, effective May 1, 2010 through April 30, 2013. Mr. Seltzer received an annual base salary of $451,000 for the period May 1, 2009 through April 30, 2010 (“Base Salary”) and for each fiscal year thereafter during the term of the employment agreement, Mr. Seltzer will be paid a base salary equal to the sum of (a) the Base Salary for the immediately preceding fiscal year and (b) an amount determined by multiplying the Base Salary in effect for the immediately preceding fiscal year by five (5%) percent. Mr. Seltzer may also receive a bonus during each year of employment which shall be approved by the Company’s Compensation Committee. Such bonus may be based on the Company meeting certain fiscal goals and also taking into account, among other things, progress towards strategic objectives not fully measured by pre-tax net income, the Company’s acquisitions, strategic alliances, submissions to the FDA, operational efficiencies and approval of ANDAs by the FDA. During the term of the agreement Mr. Seltzer will be eligible to receive annually options to purchase a minimum amount of 50,000 shares of the Company’s common stock. The amended and restated employment agreement contains standard confidentiality provisions and indemnification provisions.

William Peters — Vice President and Chief Financial Officer

On June 23, 2009, the Company and Mr. Peters, the Company’s Chief Financial Officer, entered into Amendment No. 2 to Mr. Peters’ employment agreement. The amendment, effective as of June 23, 2009, extends the term of Mr. Peters’ employment until July 31, 2011. The term is automatically renewed for successive one (1) year terms unless terminated (i) by the Company upon six (6) months advance written notice to Mr. Peters, (ii) by Mr. Peters upon sixty (60) days advance written notice to the Company, or (iii) unless terminated in accordance with the provisions of Section 5 of the agreement. The amendment provides that Mr. Peters will receive as compensation for his services an annual salary equal to $280,000 for the period August 1, 2009 through July 31, 2010 and $300,000 for the period August 1, 2010 through July 31, 2011.

The agreement provides for annual bonuses to be determined in accordance with performance goals set by the Compensation Committee of the Board of Directors and the President of the Company. In the event of a termination upon total disability, the Company will pay to Mr. Peters the salary which would otherwise be payable to him during the continuance of such disability.

Bryce M. Harvey — President of Midlothian Laboratories Division

Effective April 1, 2009 the Company and Mr. Bryce Harvey, the President of the Company’s Midlothian Laboratories Division, entered into Amendment No. 1 (the “Harvey Amendment”) to Mr. Harvey’s employment agreement dated as of December 27, 2007 (the “Harvey Agreement”). The term of the Harvey Agreement is until March 31, 2011 unless earlier terminated by Mr. Harvey upon 30 days advance written notice to the Company, or unless earlier terminated pursuant to the provisions of the Harvey Agreement. Mr. Harvey is to receive as compensation for his services an annual salary equal to (i) $257,500 for the period April 1, 2009 through March 31, 2010 and (ii) $267,500 for the period April 1, 2010 through March 31, 2011; provided. he remains employed with the Company. Mr. Harvey will receive a bonus for each calendar year during the term; provided, he remains an employee of the Company, equal to the sum of 1.5% of the first $2 million of the Midlothian Laboratories Division’s pre-tax net income for the applicable year plus 5% of the Midlothian Laboratories Division’s pre-tax net income in excess of $2 million for such year. In the event Mr. Harvey ceases to be employed by the Company, he will receive a bonus pro-rated for the number of days he is actually employed during the calendar year for which the bonus was applicable; provided he was not terminated by the Company for cause. Mr. Harvey may receive stock options, at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer to the Compensation Committee. The Chief Executive Officer shall recommend that Mr. Harvey receive options to purchase ten thousand (10,000) shares of the Company’s common stock, when the Company makes its annual grant of stock options; however, the Compensation Committee shall make the final determination.

The Harvey Agreement provides that Mr. Harvey’s employment shall terminate in the event of Mr. Harvey’s death or total disability, or a termination for cause, as defined in the Harvey Agreement, or termination by the Company upon two weeks prior notice to Mr. Harvey by the Company. Mr. Harvey is not entitled to receive severance in the event his employment is terminated for cause, total disability or death. The Harvey Agreement contains standard confidentiality provisions and indemnification provisions.

Gary M. April — President of Health Care Products Division

The Company and Mr. Gary April, the President of the Company’s Health Care Products Division (“HCP Division”), entered into an employment agreement effective as of January 1, 2009 (the “April Agreement”). The term of the April Agreement is until December 31, 2011 unless earlier terminated or extended as provided in the April Agreement. Mr. April is to receive as compensation for his services an annual salary equal to (i) $225,000 for the period January 1, 2009 through December 31, 2010 and (ii) $235,000 for the period January 1, 2010 through December 31, 2011. Mr. April will receive a bonus during each calendar year of his employment equal to two (2%) percent of the increase in Net Sales, as defined in the April Agreement, of the HCP Division over the immediately preceding year’s Net Sales of the HCP Division. For purposes of the April Agreement, Mr. April agreed that Domestic Sales for the Company’s fiscal year ended 2008 were deemed to be $10,846,000. In addition, Mr. April may also receive a profit bonus based on Net Profits of the HCP Division. In the event the Net Profits, as defined in the April Agreement, of the HCP Division are greater than the prior year’s Net Profits, Mr. April will be entitled to receive a profit bonus equal to three (3%) percent of the increase in net profits of the HCP Division. The parties agreed that there was no Net Profits of the HCP Division for fiscal 2008. Mr. April may receive stock options, at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer or Chief Financial Officer to the Compensation Committees. The Chief Executive Officer recommended that Mr. April receive options to purchase seven thousand five hundred (7,500) shares of the Company’s common stock.

The April Agreement provides that Mr. April’s employment will terminate in the event of Mr. April’s death, total disability, Mr. April wrongfully leaves his employment, Mr. April voluntarily terminates his employment, or a termination for Cause, as defined in the April Agreement. In the event of Mr. April’s termination due to death or total disability, if Mr. April was entitled to receive a bonus or profit bonus, he, his designee or his estate will paid a pro-rata amount of the bonus and profit bonus for the year in which death or total disability occurred based on the number of months Mr. April was employed in such year. The April Agreement contains standard confidentiality provisions and indemnification provisions.

Davis S. Caskey — Vice President, Pharmaceutical Operations of ECR Pharmaceuticals Co., Inc.

On February 27, 2009 the Company and Mr. Davis S. Caskey entered into an employment agreement (the “Caskey Agreement”). Mr. Caskey serves as Vice President, Pharmaceutical Operations of the Company’s subsidiary, ECR Pharmaceuticals Co., Inc. (“Subsidiary”). The term of the Caskey Agreement is until February 28, 2011 unless earlier terminated pursuant to the provisions of the Caskey Agreement. Mr. Caskey is to receive as compensation for his services an annual salary equal to $165,000. On February 27, 2010, Mr. Caskey’s salary was $168,000. For the second year of the term of the Caskey Agreement, Mr. Caskey will receive a bonus equal to the sum of (i) 2.5% of the first $3.5 million of the Subsidiary’s pre-tax net income for the second year of the term of the Caskey Agreement; and (ii) 4% of the Subsidiary’s pre-tax net income in excess of $3.5 million for the second year. Mr. Caskey will receive stock options to purchase five thousand (5,000) shares of the Company’s common stock, subject to and in accordance with the terms and provisions of the Company’s 2009 Stock Option Plan. Mr. Caskey may receive additional stock options at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer to the Compensation Committee; however, the Compensation Committee shall make the final determination, in its discretion, as to the number of stock options to be granted to Mr. Caskey.

The Caskey Agreement provides that Mr. Caskey’s employment shall terminate in the event of Mr. Caskey’s death or total disability, or a termination for Cause, as defined in the Caskey Agreement, or termination by the Company upon two weeks prior notice to Mr. Caskey by the Company. The Caskey Agreement contains standard confidentiality provisions and indemnification provisions.

Dr. Kamel Egbaria — Chief Scientific Officer and Executive Vice President

On April 26, 2010, the Company and Dr. Kamel Egbaria entered into an employment agreement (the “Egbaria Agreement”) pursuant to which Dr. Egbaria is to serve as Chief Scientific Officer and Executive Vice President of the Company. The term of the Egbaria Agreement is until April 26, 2013, unless earlier terminated pursuant to the provisions of the Egbaria Agreement. Dr. Egbaria is to receive as compensation for his services an annual base salary of $350,000. Upon each anniversary of April 26, 2010 during the term of the Egbaria Agreement, Dr. Egbaria’s salary will be increased by 5%. Dr. Egbaria will be entitled to receive certain bonuses upon the submission with the FDA of Abbreviated New Drug Applications and further bonuses upon the approval by the FDA of same. Dr. Egbaria shall also be entitled to participate in the Company’s executive bonus pool. Dr. Egbaria received, on April 26, 2010, and upon each anniversary thereof, subject to approval by the

Company’s Compensation Committee, an option to purchase 40,000 shares of the Company’s common stock, subject to the Company’s 2009 Stock Option Plan. Dr. Egbaria received $65,000 from the Company in connection with his relocation to New York.

Involuntary Termination.    Certain of our employment contracts with our Named Executive Officers provide for severance pay and other payout amounts in the event that employment is terminated other than for cause or voluntary termination.

Mr. David Seltzer’s employment agreement provides that in the event of a termination of employment by the Company without cause, the Company will pay to Mr. Seltzer his base salary up to the end of the month in which such termination occurs. The employment agreement further provides that in the event of Mr. Seltzer’s death or total disability, he will be paid his base salary for the remaining term of the agreement; provided, however, that in the case of a total disability, the base salary paid to Mr. Seltzer shall be reduced by any proceeds paid to Mr. Seltzer, his designee or estate, from a disability insurance policy owned by the Company. In addition, if Mr. Seltzer is terminated by the Company without cause or in the event of Mr. Seltzer’s death or total disability, he will also be paid an amount equal to the product of (i) the bonus for the year in which such termination, death or total disability occurred and (ii) a fraction, the numerator of which is the number of months during such year which Mr. Seltzer was employed by the Company through and including the month of his death, total disability or termination of employment, and the denominator of which is twelve.

If Mr. William Peters is terminated, or if he terminates his employment for Good Reason, as defined in his employment agreement, then the Company will pay to him the sum of (i) his salary for the greater of six (6) months or the balance of the term of his agreement and (ii) the pro rata portion of his annual bonus for the prior year. The severance shall be payable weekly. In addition, the Company will continue to keep in effect all health, insurance and welfare benefits for a period of the lesser of six months from the date of termination or until Mr. Peters obtains similar benefits from a new employer. Mr. Peters will not be entitled to severance if the Company gives six months advance written notice that a decision not to renew his agreement has been made by the Company.

If Mr. Harvey is terminated by the Company upon two weeks prior notice to Mr. Harvey, he will be entitled to receive severance payments equal to eighty (80%) percent of his salary for a period beginning on the date the Company Termination occurs, as defined in the Harvey Agreement, and ending on the earlier of the (i) the two year anniversary date of the Harvey Agreement and (ii) the one year anniversary date of his termination. In addition, Mr. Harvey will be entitled to receive a bonus for the year in which he is terminated by the Company as if he had not been terminated.

Mr. April may voluntarily terminate his employment only upon the giving of six (6) months’ prior written notice thereof to the Company (“Permissible Voluntary Termination”). In addition to his salary, in the event he is entitled to a bonus or a profit bonus, he will be paid, within thirty (30) days after the Company’s Chief Executive Officer or Chief Financial Officer has determined the net profits of the Company’s HCP Division, a pro-rata payment of the bonus and profit bonus for such year in which the Permissible Voluntary Termination occurs based on the number of months during the year which he was employed by the Company through and including the month of his Permissible Voluntary Termination. The date of the Permissible Voluntary Termination shall be not less than six (6) months after his notice to the Company.

The Egbaria Agreement provides that Dr. Egbaria’s employment shall terminate in the event of Dr. Egbaria’s death or total disability, or a termination for Cause as defined in the Egbaria Agreement, or a termination by Dr. Egbaria for Good Reason, as defined in the Egbaria Agreement, or a termination by the Company upon six (6) months’ prior written notice (a “Discretionary Termination”). In the case of a Discretionary Termination or a termination by Dr. Egbaria for Good Reason, Dr. Egbaria will be entitled to receive severance payments equal to the sum of (i) the greater of (A) six (6) months of Dr. Egbaria’s salary or (B) Dr. Egbaria’s salary for the balance of the term of the Egbaria Agreement and (ii) the bonus received by

Dr. Egbaria for the year prior to such termination. In addition, the Company will keep in effect all health insurance and benefits for a period equal to the lesser of the balance of the term of the Egbaria Agreement or until Dr. Egbaria obtains similar benefits from a new employer. Dr. Egbaria is not entitled to receive severance in the event his employment is terminated for Cause, or as a result of his disability or death.

Change in Control.    Our employment agreement with Mr. David Seltzer provides in the event of a “Change in Control” of the Company during the term of his employment under his employment agreement, followed by Mr. Seltzer’s termination for any reason whatsoever, including his voluntary termination within 24 months of a Change in Control, by the Company and/or its successor or by Mr. Seltzer. Mr. Seltzer will receive severance pay equal to (i) three (3) times his current base salary for the calendar year in which such termination occurs plus (ii) the bonus declared payable to him for the preceding calendar year; the continuation of health care benefits for 24 months; the continuance of his automobile lease then in effect, but not more than 3 years, and appropriate outplacement services not to exceed $15,000 for up to 12 months from the date of his termination; and the immediate vesting of all of Mr. Seltzer’s stock options under the Company’s Stock Option Plans held by him prior to the effective date of the Change in Control. The payment of the severance and bonus shall be made as soon as practicable after termination of employment, but in no event more than thirty days after termination. In the event any payment or distribution to Mr. Seltzer is subject to an excise tax, Mr. Seltzer will be entitled to receive an additional payment (“Gross-Up Payment”) from the Company in an amount such that after payment by Mr. Seltzer of all taxes, including any excise tax imposed on the Gross-Up Payment, Mr. Seltzer retains an amount of the Gross-Up Payment equal to the excise tax imposed on the payments.

Mr. Seltzer’s employment agreement provides that “Change in Control” shall be deemed to occur upon the earliest to occur after the date of the agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as defined in the employment agreement) is or becomes the Beneficial Owner (as defined in the employment agreement), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities and such Person has initiated in the past or thereafter initiates actions or demonstrates an intent to influence or control the business, affairs or management of the Company or to cause the Company to enter into a transaction or a series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

(ii) Change in Board of Directors.    During any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation.    The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(v) Other Events.    There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Our employment agreement with Mr. William Peters provides that in the event of a “Change in Control” the Company will pay or cause its successor to pay to Mr. Peters, in cash, in a lump sum an amount equal to 2 times his base salary which equals the sum of (i) his annual salary on the day preceding the Change in Control, plus (ii) the annual bonus for the year immediately preceding the Change in Control. This amount will be made in a lump sum payment within 15 days after the Change in Control. All insurance and welfare payments will also continue for the lesser of one year or the eligibility of similar benefits from a new employer.

A “Change of Control” shall be deemed to occur upon the earliest to occur after the date of the agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as defined in the employment agreement) is or becomes the Beneficial Owner (as defined in the employment agreement), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board of Directors.    The date when continuing Directors (as defined in the employment agreement) cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the continuing Directors;

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity, and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation.    The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event during Mr. April’s employment, all or substantially all of the assets or stock of the Company or of the HCP Division of the Company are sold to a third party unrelated to any of the current principal stockholders of the Company or its affiliates, Mr. April will be entitled to receive a Sale Bonus, payable, at the Company’s discretion, in cash, stock options of the Company or other equity based compensation. In the event of the sale of the Company, the Sale Bonus will be equal to two (2%) percent of an amount equal to 1.5 times the Sales, as defined in the April Agreement, of the HCP Division for the fiscal year immediately preceding the sale of the Company. In the event of a sale of the HCP Division: (a) if the Net Sale Price, as defined in the April Agreement, is up to 1.5 times the Sales, the Sale Bonus will be equal to two (2%) percent of the actual net proceeds; (b) if the Net Sale Price of the HCP Division is more than 1.5 times the Sales, but not more than two (2) times the Sales of the HCP Division, the Sale Bonus will be equal to three (3%) percent of the actual net proceeds; or (c) if the Net Sale Price of the HCP Division is in excess of two (2) times the Sales of the HCP Division, then the Sale Bonus shall be equal to four (4%) percent of the actual net proceeds. The Sale Bonus will be payable on a one time basis and only in the event Mr. April is employed by the Company at the time of the consummation of the sale.

In the event Dr. Egbaria’s employment is terminated following a Change in Control (as defined in the Egbaria Agreement), except for a termination as a result of Cause, or Dr. Egbaria’s death or total disability, the Company will pay or cause its successor to pay to Dr. Egbaria, in cash, a lump sum within fifteen (15) days after the Change in Control Termination, an amount equal to two (2) times Dr. Egbaria’s base compensation which equals the sum of (i) his annual salary on the day preceding the Change in Control Termination, plus (ii) his annual bonus for the year immediately preceding the Change in Control Termination. In addition, following a Change in Control Termination, the Company or its successor will keep in effect all health insurance and benefits for a period equal to the lesser of one year or until Dr. Egbaria obtains similar benefits from a new employer.

A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of the Egbaria Agreement of any of the following events:

(a) Acquisition of Stock by Third Party. Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities and such Person initiates actions to cause the Company to enter into a transaction or series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

(b) Change in Board of Directors. The date when Continuing Directors cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the Continuing Directors;

(c) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity where the Company is not the surviving entity, and the surviving entity has the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(d) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Potential Payments Upon Termination of Employment or Change in Control

The following information and table set forth the amount of payments to each of our Named Executive Officers in the event of a termination of employment as a result of involuntary termination and termination following a change in control.

Assumptions and General Principles.    The following assumptions and general principles apply with respect to the following table and any termination of employment of a Named Executive Officer:

•

The amounts shown in the table assume that each Named Executive Officer was terminated on April 30, 2010. Accordingly, the table reflects amounts earned as of April 30, 2010 and includes estimates of amounts that would be paid to the Named Executive Officer upon the occurrence of a termination or change in control. The actual amounts to be paid to a Named Executive Officer can only be determined at the time of the termination or change in control.

•

Because we have assumed an April 30, 2010 termination date, each of the Named Executive Officers would have been entitled to receive 100% of the annual bonus payment made for fiscal year 2009 that was paid in fiscal 2010. If termination would occur in fiscal 2008, the bonus amount would be the bonus amount that the Board determined to pay out for the year ended April 30, 2010.

•

A Named Executive Officer may exercise any stock options that are exercisable prior to the date of termination and any payments related to these stock options are not included in the table because they are not severance payments.

Involuntary Termination	David Seltzer	William Peters	Gary April(1)	Bryce Harvey(2)	Davis Caskey(2)	Kamel Egbaria
Prorated annual bonus compensation	$225,000	$100,000	$0	$0	$0	$0
Cash severance payment	1,465,000	140,000	113,000	214,000	0	0
Continued health care benefits and other	—	20,000	0	0	0	0

Total	$1,690,000	$260,000	$113,000	$214,000	$0	$0

Change in Control with Termination
Prorated annual bonus compensation	$0	$200,000	$0	$0	$0	$0
Cash severance payment	1,394,000	560,000	0	0	0	0
Continued health care benefits and other	69,000	$20,000	0	0	0	0

Total	$1,463,000	$780,000	$0	$0	$0	$0

(1)	Mr. April’s Change in Control provision is based on a percentage of transaction value and cannot be estimated.
(2)	Mr. Harvey and Mr. Caskey do not have provisions in their employment agreements for a payment on Change in Control.

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during fiscal year 2010.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Martin M. Goldwyn	11,000	-0-	101,000		112,000
Yashar Hirshaut, M.D.	13,000	-0-	101,000		114,000
Jack van Hulst	13,000	-0-	101,000		114,000
Anthony J. Puglisi	13,000	-0-	101,000		114,000
Reuben Seltzer(2)	11,000	-0-	252,000	435,000	698,000
Bruce W. Simpson	13,000	-0-	101,000		114,000

(1)	Represents the dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” See note A[16] of the consolidated financial statements in the Company’s Form 10-K, except no assumptions for forfeitures were included.
(2)	Options were granted to Mr. Reuben Seltzer under the Company’s Stock Option Plans. All Other Compensation includes his salary as a full time employee, his car allowance and medical benefits.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three (3) independent non-employee directors during fiscal year 2010. The responsibilities of the Committee are set forth in its written charter (the “Charter”). The Board of Directors adopted an amended charter of the Audit Committee, which is attached to this Proxy Statement as Appendix A.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

During fiscal year 2010 this Committee held 5 meetings. The Company’s senior financial management were in attendance at each meeting and the independent auditors were in attendance at 4 meetings.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and to maintain internal controls over financial reporting and upon the Company’s independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended April 30, 2010, included in the Company’s 2010 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee’s oversight responsibility for the audit process, we have discussed with EisnerAmper LLP (“EisnerAmper”), formerly Eisner LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Committee has obtained from EisnerAmper written disclosure and a letter providing the disclosures required by the applicable standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with EisnerAmper EisnerAmper’s independence from the Company and management, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by EisnerAmper.

Based upon the foregoing review and discussions with senior management of the Company and EisnerAmper, the Committee has recommended to the Company’s Board that the financial statements prepared by the Company’s management, and audited by its independent auditors be included in the Company’s 2010 Annual Report to Stockholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of EisnerAmper as the Company’s independent auditors for fiscal 2011, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management’s representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(14) of the Nasdaq listing standards.

Presented by the members of the Audit Committee:

Yashar Hirshaut, M.D.

Anthony J. Puglisi

Jack van Hulst

Certain Relationships and Related Transactions

The Company utilizes the services of Mr. Reuben Seltzer, an attorney, stockholder and a director, and brother of the Company’s President. He provided legal and new business development services as a consultant and employee. For such services during the fiscal year ended April 30, 2010, Mr. Reuben Seltzer received $435,000 of compensation during fiscal 2010. He was paid a bonus of $275,000, which was paid in fiscal 2011.

The Company and Reuben Seltzer have a 17.7% and 17.7% interest, respectively, in Marco Hi-Tech JV LLC, a New York limited liability company (“Marco Hi-Tech”), which markets raw materials for nutraceutical products. Additionally, the Company has an investment in an available for sale security, Neuro-Hitech, Inc., of which Reuben Seltzer is a shareholder. The Company has a 9% interest in Neuro-Hitech, Inc.

The Company is jointly developing a generic product outside of its area of expertise with EMET Pharmaceuticals (“EMET”), previously known as XCell Pharmaceuticals, LLC and another company. Mr. Reuben Seltzer is a principal of EMET. During the fiscal year ended April 30, 2010, the Company spent approximately $713,000 on this project, which was included in research and development expense.

Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $422,000 in legal fees for services performed for the Company during the Company’s fiscal year ended April 30, 2010. Mr. Martin M. Goldwyn, an officer of such firm, is a director of the Company.

The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

Review, Approval or Ratification of Transactions with Related Persons

The Company has adopted a policy for the review, approval or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members. The policy is not in writing and the Committee has not adopted any pre-approvals under the policy. The related party transactions described above are subject to, and have been approved and ratified, under this policy.

The policy provides that the Audit Committee reviews all related party transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A summary of any new transactions is provided to the Board for its review in connection with each regularly scheduled Committee meeting.

PROPOSAL 2:    AMENDMENT OF THE COMPANY’S 2009 STOCK OPTION PLAN TO

INCREASE BY 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED

FOR ISSUANCE THEREUNDER

At the Meeting, the stockholders will be asked to approve an amendment of the Company’s 2009 Stock Option Plan (“Plan”) to increase by 1,000,000 the number of shares of common stock reserved for issuance thereunder. The Plan provides for a total of 500,000 shares of Common Stock authorized to be granted under the Plan. As of the Record Date, the Company has granted non-qualified stock options to purchase 358,000 shares at an average exercise price of $19.98 per share. The remaining number of shares available for grant under the Plan is 142,000. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company’s long term business objectives. The remaining number of shares available for grant under the Plan are insufficient to accomplish this purpose.

In order to attract, retain and motivate officers, employees and consultants, we recommend adoption of the Plan. The Board of Directors has unanimously adopted, subject to stockholder approval at the Annual Meeting, the amendment to the Plan and authorized an additional 1,000,000 shares of common stock reserved for issuance thereunder.

The Company currently has no determinable plans to grant any awards of the increased shares for which approval is being sought or to make any such awards of the additional shares to officers or employees.

On September 2, 2010, the Board of Directors approved the amendment of the Plan that is the subject of this proposal, subject to the approval of the Company’s stockholders. Approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting. The increase in the number of shares of Common Stock available for issuance under the Plan will become effective if, and only if, such stockholder approval is obtained.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE PROPOSAL TO AMEND THE PLAN

The following summary describes certain of the features of the Plan.

Types of Incentive Awards.    The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the “Committee”). Incentive awards under the Plan may take the form of stock options or stock appreciation rights (“SARs”). The stock options may be incentive stock options (“ISOs”) intended to qualify for special tax treatment or non-qualified stock options (“NQSOs”).

The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

Eligibility.    All officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company. The existing Stock Option Plan permits participation by officers, employees and consultants of the Company.

Administration of the Plan.    The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

Duration of the Plan.    The Plan is a fifteen year program effective January 31, 2009 and will terminate on January 31, 2024, unless terminated sooner according to the terms of the Plan.

Stock Option Plan.    The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan. No eligible participant may be granted incentive awards during any fiscal year in excess of 275,000 shares of Common Stock.

Stock Options.    ISOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company’s Common Stock at an option price equal to or more than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule generally approved by the Committee provides that one-quarter of the options may be exercised on or after the first anniversary of the date of grant, one-half on or after the second anniversary, three-quarters on or after the third anniversary and 100 percent on or after the fourth anniversary.

Tandem SARs.    At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

Performance Goals.    Grants under the Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for options intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions under the Code are applied to grants intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance conditions shall be based on an objective formula or standard utilizing factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Section 162(m) of the Code.

Payment for Shares Upon Exercise of Stock Options.    At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company’s Common Stock owned by the optionee for at least one year; (3) a “cashless exercise” procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow, to the extent permitted by applicable law.

Term of Options and Tandem SARs.    The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

Termination of Employment or Relationship with the Company.    Upon termination of the optionee’s employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within nine months of termination, whichever is shorter. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement, death or disability, or by reason of a divestiture or change in control of the Company, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

Adjustments Upon Changes in Number or Value of Shares of Common Stock.    In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company’s Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

Non-Transferability of Options.    Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and, subject to the Committee’s discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

Change in Control.    Unless the Committee determines that a change in control (as defined in the Plan) is in the best of interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards of an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable.

Amendment and Termination of the Plan and Options.    The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

Funding.    Inasmuch as the Plan is designed to encourage financial performance and to improve the value of stockholders’ investment in the Company, the costs of the Plan will be funded from corporate earnings.

Federal Income Tax Consequences.    The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

The characterization of income as either ordinary income or capital gain is still required by the Internal Revenue Code (“IRC”), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

Incentive Stock Options.    In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder’s estate or the option holder’s heirs after death.)

If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a “Disqualifying Disposition”), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short term or long-term depending on the option holder’s holding period with respect to such shares).

In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

Non-Qualified Stock Options.    In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the “Section 16(b) Deferral Rule”) applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an “insider’s” profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the “Section 16(b) Expiration Date”).

The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

An option holder’s tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder’s tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filling an election under Section 83(b) of the IRC, such option holder’s capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

Tandem Stock Appreciation Rights.    There will be no Federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

Use of Common Stock to Pay Exercise Price.    Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company’s Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual’s tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual’s tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual’s tax basis in the shares surrendered and the individual’s holding period for such number of shares received will include the individual’s holding period for the shares surrendered. In the event shares are surrendered to pay the exercise price and such exchange is not taxable, then the remaining shares received will have a tax basis equal to fair market value on the date of exercise and the recipient will have income equal to the fair market value since no cash was paid out. The individual’s tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by an option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

Company Deductions.    In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

If the option holder is an employee or former employee, the amount the option holder recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to the other covered employees under Section 162(m) of the Code. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year). Because of the fact-based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, the Company cannot guarantee that the awards under the Plan will qualify for exemption under Section 162(m) of the Code. However, the Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the Plan that would qualify as “performance-based compensation” and be fully deductible.

Withholdings and Information Reports.    The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan. Generally withholdings are not required for ISOs.

PROPOSAL 3:    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of EisnerAmper LLP (“EisnerAmper”), formerly Eisner LLP, as the Company’s independent auditors for the fiscal year ending April 30, 2011.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

EisnerAmper has audited the Company’s financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

EisnerAmper has served as the auditors for the Company for the fiscal year ended April 30, 2010. EisnerAmper has billed or is expected to bill us $437,000 and $453,000, in the aggregate, for professional services for the audit of our annual financial statements and audit of the Company’s internal controls in compliance with the Sarbanes-Oxley Act of 2002 for fiscal 2010 and 2009, respectively, and for the review of our interim financial statements which are included in our quarterly reports on Form 10-Q for fiscal 2010 and 2009.

Audit Related Fees

EisnerAmper has billed or is expected to bill us $113,000 and $50,000 for other audit-related fees for fiscal 2010 and 2009, respectively. Other audit-related fees related primarily to services rendered in connection with our filing of registration statements with the SEC, and due diligence in connection with potential acquisitions and accounting consultations.

Tax Fees

EisnerAmper has billed or is expected to bill us $44,000 and $54,000 for fiscal 2010 and 2009, respectively, for tax services, including tax compliance.

All Other Fees

The Company did not engage EisnerAmper for professional services other than those services captioned “Audit Fees”, “Audit Related Fees” and “Tax Fees” in fiscal 2010.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by EisnerAmper was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

Policy on Audit Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit and review work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF EISNERAMPER LLP, FORMERLY EISNER LLP, TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2011.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are “non-routine”, without specific instructions from the beneficial owner. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote (“broker non-votes”), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum.

The election of directors is a non-routine proposal, and therefore, your broker is not entitled to vote on Proposal No. 1 without instruction from you.

Approval of the amendment of the Company’s 2009 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting. The amendment to the Company’s 2009 Stock Option Plan is a non-routine proposal, and therefore, your broker is not entitled to vote on Proposal No. 2 without instruction from you.

The ratification of auditors is generally considered to be a routine proposal, and therefore, your broker can vote on Proposal No. 3 without instructions from you.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter.

A stockholder of record who does not hold his shares through a brokerage firm, bank or other nominee (in “street name”) may vote his shares in person at the Annual Meeting. If a stockholder holds shares in street name, he must obtain a proxy or evidence of stock ownership from his street name nominee and bring it with him in order to be able to vote his shares at the Annual Meeting.

If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF A SIGNED VALID PROXY IS RETURNED AND NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

The Board of Directors is not presently aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission

(the “Commission”), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by stockholders for consideration at the Annual Meeting that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a Director if a Director nominee named in Proposal 1 is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

A stockholder of record who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows:

Continental Stock Transfer & Trust Company, Inc.

17 Battery Place

New York, NY 10004-1123

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2010 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If you have a proposal or Director nomination that you would like us to include in our Proxy Statement and form of proxy for, or to present at the 2011 Annual Meeting of Stockholders, you must send your proposal to the Company at its principal executive offices by no later than May 26, 2011. Stockholders wishing to submit proposals or Director nominations that are not included in such Proxy Statement and proxy must do so no later than the close of business on August 19, 2011. Stockholders should also review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

Annual Report

The Company’s Annual Report containing audited financial statements for the fiscal year ended April 30, 2010 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2010, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors,

HI-TECH PHARMACAL CO., INC.

David S. Seltzer

Chairman, President, Chief Executive Officer,

Secretary and Treasurer

Dated: October 8, 2010

Appendix A

HI-TECH PHARMACAL CO., INC.

AUDIT COMMITTEE CHARTER

Role and Independence

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the Nasdaq. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation’s independent auditors, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation’s Chief Executive Officer, Chief Financial Officer, and the lead independent audit partner of the Corporation’s independent auditors.

Responsibilities

The Audit Committee’s primary responsibilities include:

•

Recommending to the Board the independent auditors to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditors a written affirmation that the auditors are in fact independent, discuss with the auditors any relationships that may impact the auditors’ independence, and recommend to the Board any actions necessary to oversee the auditors’ independence.

•

Overseeing the independent auditors relationship by discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee and the Board to report on any and all appropriate matters.

•	Providing guidance and oversight of the audit activities of the Corporation, including reviewing the organization, plans and results of such activity, to the Board.

•

Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include consideration of the quality of the Corporation’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s report on Form 10-K.

•	Reviewing with management and the independent auditors quarterly financial information prior to the Corporation’s filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

•	Discussing with management and the auditors the quality and adequacy of the Corporation’s internal controls.

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•	Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

•	Reviewing with management and the independent auditors the fees and expenses to be paid to the independent auditors.

•

Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the stockholders.

•	Pre-approving, or adopting appropriate procedures to pre-approve all audit and non-audit services to be provided to the Corporation by the independent auditors.

•

Establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal auditing controls or auditing matters, and for confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

Revisions To Charter

This Charter shall be reviewed, updated and approved annually by the Board of Directors.

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Appendix B

HI-TECH PHARMACAL CO., INC.

NOMINATING COMMITTEE CHARTER

Membership

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Hi-Tech Pharmacal Co., Inc. (the “Company”) shall consist of at least two directors, all of whom the Board shall determine are “independent” in accordance with rules promulgated by the National Association of Securities Dealers’ listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; and to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•

to review the qualifications of candidates for director identified by the committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

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The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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Appendix C

STOCK OPTION PLAN

HI-TECH PHARMACAL CO., INC.

2009 STOCK OPTION PLAN

1.	Purpose of the Plan

This is the controlling and definitive statement of the Hi-Tech Pharmacal Co., Inc. 2009 Stock Option Plan (hereinafter called the “PLAN”). The purpose of the PLAN is to advance the interests of the COMPANY by providing ELIGIBLE PARTICIPANTS with financial incentives to promote the success of its long-term business objectives, and to increase their proprietary interest in the success of the COMPANY. It is the intent of the COMPANY to reward those ELIGIBLE PARTICIPANTS who have a significant impact on improved long term corporate achievements. Inasmuch as the PLAN is designed to encourage financial performance and to improve the value of shareholders’ investments in HI-TECH, the costs of the PLAN will be funded from corporate earnings.

2.	Plan Administration

The PLAN shall be administered by the COMMITTEE, which shall be constituted in such a manner as to comply with the rules governing a plan intended to qualify as a discretionary plan under RULE 16b-3.

Subject to the provisions of the PLAN, the COMMITTEE shall have full and final authority, in its sole discretion:

(a) to determine the ELIGIBLE PARTICIPANTS to whom OPTIONS shall be granted and the number of shares of COMMON STOCK to be awarded under each OPTION, based on the recommendation of the CHIEF EXECUTIVE OFFICER (except that awards to the CHIEF EXECUTIVE OFFICER shall be based on the recommendation of the BOARD OF DIRECTORS);

(b) to determine the time or times at which OPTIONS shall be granted;

(c) to designate the OPTIONS being granted as ISOs or NON-QUALIFIED STOCK OPTIONS;

(d) to vary the OPTION vesting schedule described in Section 9 hereof;

(e) to determine the terms and conditions, not inconsistent with the terms of the PLAN, of any OPTION granted hereunder (including, but not limited to, the consideration and method of payment for shares purchased upon the exercise of an OPTION, and any vesting acceleration or exercisability provisions in the event of a CHANGE IN CONTROL or TERMINATION), based in each case on such factors as the COMMITTEE shall deem appropriate;

(f) to approve forms of agreement for use under the PLAN;

(g) to construe and interpret the PLAN and any related OPTION agreement and to define the terms employed herein and therein;

(h) except as provided in Section 16 hereof, to modify or amend any OPTION or to waive any restrictions or conditions applicable to any OPTION or the exercise thereof;

(i) except as provided in Section 16 hereof, to prescribe, amend and rescind rules, regulations and policies relating to the administration of the PLAN;

(j) except as provided in Section 16 hereof, to suspend, terminate, modify or amend the PLAN;

(k) to delegate to one or more agents such administrative duties as the COMMITTEE may deem advisable, to the extent permitted by applicable law; and

(l) to make all other determinations and take such other action with respect to the PLAN and any OPTION granted hereunder as the COMMITTEE may deem advisable, to the extent permitted by law.

Capitalized words are defined in Section 19 hereof.

3.	Shares of Stock Subject to the Plan and Share Limits

There shall be reserved for use under the PLAN and for the grant of any other incentive awards pursuant to the PLAN (subject to the provisions of Section 12 hereof) a total of 1,500,000 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK or issued shares of COMMON STOCK which shall have been reacquired by HI-TECH.

If any OPTION expires or terminates for any reason without having been exercised in full, then any unexercised shares which were subject to such OPTION (except shares as to which a related TANDEM SAR has been exercised) shall again be available for the future grant of OPTIONS under the PLAN (unless the PLAN has terminated). In addition, shares may be reused or added back to the PLAN to the extent permitted by applicable law.

Subject to adjustment pursuant to Section 12 hereof, no ELIGIBLE PARTICIPANT shall receive OPTIONS during any fiscal year in excess of 275,000 shares of COMMON STOCK.

4.	Eligibility

OPTIONS will be granted only to ELIGIBLE PARTICIPANTS. ISOs will be granted only to EMPLOYEES. The COMMITTEE, in its sole discretion, may grant OPTIONS to an ELIGIBLE PARTICIPANT who is a resident or citizen of a foreign country, with such modifications as the COMMITTEE may deem advisable to reflect the laws, tax policy or customs of such foreign country.

The PLAN shall not confer upon any OPTIONEE any right to continuation of employment, service as a DIRECTOR or consulting relationship with the COMPANY; nor shall it interfere in any way with the right of the OPTIONEE or the COMPANY to terminate such employment, service as a DIRECTOR or consulting relationship at any time, with or without cause.

5.	Designation of Options

At the time of the grant of each OPTION under this PLAN, the COMMITTEE shall determine whether such OPTION is to be designated as an ISO or a NON-QUALIFIED STOCK OPTION; provided, however, that ISOs may be granted only to EMPLOYEES.

Notwithstanding such designation, to the extent that the aggregate FAIR MARKET VALUE (determined for each share as of the date of grant of the OPTION covering each share) of the shares with respect to which OPTIONS ISOs become exercisable for the first time by any OPTIONEE during any calendar year exceeds $100,000, such OPTIONS shall be treated as NON-QUALIFIED STOCK OPTIONS.

OPTIONS shall be awarded at no cost to the OPTIONEE.

6.	Option Price

The OPTION PRICE of the COMMON STOCK under each OPTION issued shall be the FAIR MARKET VALUE of the COMMON STOCK on the date of grant with respect to ISOs. The OPTION PRICE of the COMMON STOCK under each OPTION issued shall be equal to or more than the FAIR MARKET VALUE of the COMMON STOCK on the date of grant with respect to NON-QUALIFIED STOCK OPTIONS.

No ISO shall be granted to an EMPLOYEE who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the CODE) stock possessing more then ten (10%) percent of the total combined voting power of all classes of stock of the COMPANY, unless the OPTION PRICE is at least 110% of the FAIR MARKET VALUE (determined as of the time the ISO is granted) of the shares of COMMON STOCK subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted.

7.	Stock Appreciation Rights

At the discretion of the COMMITTEE, an OPTION may be granted with or without a TANDEM SAR which permits the OPTIONEE to surrender unexercised an OPTION or portion thereof and to receive in exchange a payment having a value equal to the difference between (x) the FAIR MARKET VALUE of the COMMON STOCK covered by the surrendered portion of the OPTION on the date the SAR is exercised and (y) the OPTION PRICE for such COMMON STOCK. The SAR is subject to the same terms and conditions as the related OPTION, except that (i) the SAR may be exercised only when there is a positive spread (i.e., when the FAIR MARKET VALUE of the COMMON STOCK subject to the OPTION exceeds the OPTION PRICE), and (ii) if the OPTIONEE is a SECTION 16 OFFICER, DIRECTOR or other person whose transactions in the COMMON STOCK are subject to Section 16(b) of the EXCHANGE ACT, the SAR may be exercised only during the period beginning on the third (3rd) business day following the date of release of the COMPANY’s quarterly or annual statement of earnings and ending on the twelfth (12th) business day following such date. Upon the exercise of a SAR, the number of shares subject to exercise under the related OPTION shall be automatically reduced by the number of shares represented by the OPTION or portion thereof surrendered. No payment will be required from the OPTIONEE upon the exercise of a SAR, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

8.	Terms of Options

The term of each ISO shall be for ten (10) years from the date of grant, subject to earlier termination as provided in Section 10 hereof and subject to the provisions of Section 6 hereof. The term of each NON-QUALIFIED STOCK OPTION shall be fifteen (15) years from the date of grant, subject to earlier termination as provided in Section 10 hereof. Any provision of the PLAN to the contrary notwithstanding, no OPTION shall be exercised after the time limitations stated in this Section 8.

9.	Limitations on Exercise; Withholding for Taxes

Subject to amendment by the COMMITTEE, each OPTION granted under the PLAN shall become exercisable and vested only to the following extent: (i) up to twenty-five (25%) percent of the OPTIONS granted may be exercised on or after the first (1st) anniversary of the date of grant; (ii) up to fifty (50%) percent of the OPTIONS granted may be exercised on or after the second (2nd) anniversary of the date of grant; (iii) up to seventy-five (75%) percent of the OPTIONS granted may be exercised on or after the third (3rd) anniversary of the date of grant; and (iv) up to one hundred (100%) percent of the OPTIONS granted may be exercised on or after the fourth (4th) anniversary of the date of grant.

In the event the COMPANY is required to withhold any federal, state or local taxes in respect of (i) any compensation income realized by any OPTIONEE as a result of any disqualifying disposition of any shares of COMMON STOCK acquired upon exercise of an ISO granted hereunder, (ii) any shares of COMMON STOCK acquired upon exercise of a NON-QUALIFIED STOCK OPTION, or (iii) any payment made upon exercise of a SAR, the COMPANY shall deduct from any payments of any kind otherwise due to such OPTIONEE the aggregate amount of federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such OPTIONEE, then such OPTIONEE will be required to pay the COMPANY, or make other arrangements satisfactory to the COMPANY regarding payment to the COMPANY of, the aggregate amount of such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the COMMITTEE in its sole discretion.

10.	Termination of Employment or Relationship with the Company

(a) In the event of a TERMINATION by reason of a discharge or TERMINATION FOR CAUSE, any unexercised OPTIONS theretofore granted to an OPTIONEE under the PLAN shall forthwith terminate.

(b) In the event of a TERMINATION by reason of RETIREMENT, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 9 hereof, and the OPTIONEE shall have the right to exercise such OPTIONS in full at any time within their respective terms or within five (5) years after such RETIREMENT, whichever is shorter. This five-year period shall be extended if an OPTIONEE remains on the BOARD OF DIRECTORS after RETIREMENT. In such case, the OPTIONS may be exercised as long as the OPTIONEE remains a DIRECTOR and for a period of six (6) months thereafter, or within five (5) years after RETIREMENT, whichever is longer; provided, however, that no OPTION may be exercised after the expiration of its term. Notwithstanding the foregoing, any ISOs held by the OPTIONEE may be exercised only within their respective terms or within three (3) months after RETIREMENT, whichever is shorter.

(c) In the event of a TERMINATION by reason of disability or death, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 9 hereof, and the OPTIONEE (or the OPTIONEE’s estate or a person who acquired the right to exercise such OPTIONS by bequest or inheritance) shall have the right to exercise such OPTIONS at any time within their respective terms or within three (3) years after the date of such TERMINATION, whichever is shorter. The term “disability” shall, for the purposes of these Rules, be defined in Section 22(e)(3) of the CODE.

(d) In the event of a TERMINATION by reason of a divestiture or change in control of a subsidiary of HI-TECH, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the CODE, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 9 hereof, and the OPTIONEE shall have the right to exercise such OPTIONS in full at any time within their respective terms or within three (3) years after such TERMINATION, whichever is shorter. This three-year period shall be extended if an OPTIONEE remains on the BOARD OF DIRECTORS after such TERMINATION. In such case, the OPTIONS may be exercised as long as the OPTIONEE remains a DIRECTOR and for a period of six (6) months thereafter, or within three (3) years after such TERMINATION, whichever is longer; provided, however, that no OPTION may be exercised after the expiration of its term. Notwithstanding the foregoing, any ISOs held by the OPTIONEE may be exercised only within their respective terms or within three (3) months after such TERMINATION, whichever is shorter.

(e) In the event of a TERMINATION for any reason other than those specified in subparagraphs (a) through (d) above, any unexercised OPTION or OPTIONS granted under the PLAN shall be deemed cancelled and terminated forthwith, except that the OPTIONEE may exercise any unexercised OPTIONS theretofore granted which are otherwise exercisable and vested within the provisions of Section 9 hereof, during the balance of their respective terms or within nine (9) months of such TERMINATION, whichever is shorter.

(f) Notwithstanding the provisions of subparagraphs (a) through (e) above, the COMMITTEE may, in its sole discretion, establish different terms and conditions pertaining to the effect of TERMINATION, to the extent permitted by applicable federal and state law.

11.	Payment for Shares Upon Exercise of Options

The exercise of any OPTION shall be contingent upon receipt by the COMPANY of (i) cash, (ii) check, (iii) shares of COMMON STOCK, (iv) an executed exercise notice together with irrevocable instructions to a broker to either sell the shares subject to the OPTION or hold such shares as collateral for a margin loan and to promptly deliver to the COMPANY the amount of sale or loan proceeds required to pay the OPTION PRICE, (v) any combination of the foregoing in an amount equal to the full OPTION PRICE of the shares being purchased, or (vi) such other consideration and method of payment, other than a note from the OPTIONEE, as the COMMITTEE, in its sole discretion, may allow (which, in the case of an ISO shall be determined at the time of grant), to the extent permitted by applicable law. For purposes of this paragraph, shares of COMMON STOCK that are delivered in payment of the OPTION PRICE must have been previously owned by the OPTIONEE for a minimum of one year, and shall be valued at their FAIR MARKET VALUE as of the date of the exercise of the OPTION.

12.	Adjustments Upon Changes in Number or Value of Shares of Common Stock

If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations or other events that materially increase or decrease the number or value of issued and outstanding shares of COMMON STOCK, the COMMITTEE may make such adjustments as it shall deem appropriate, to prevent dilution or enlargement of rights, in (i) the number of shares of COMMON STOCK available for future grants of OPTIONS under the PLAN, (ii) the number of shares of COMMON STOCK covered by OPTIONS then outstanding, and (iii) the price per share of COMMON STOCK covered by each such outstanding OPTION.

13.	Non-Transferability of Options

An OPTION shall not be transferable by the OPTIONEE otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the CODE, Title I of ERISA or the rules thereunder. During the lifetime of the OPTIONEE, an OPTION may be exercised only by the OPTIONEE or by an alternate payee under a qualified domestic relations order. Notwithstanding the foregoing, the COMMITTEE may, in its discretion, establish different terms of transferability, to the extent permitted by applicable law.

14.	Change in Control

Upon the occurrence of a CHANGE IN CONTROL (as defined below):

(a) Any time periods relating to the exercise of any OPTION granted hereunder shall be accelerated so that such OPTION may be immediately exercised in full; and

(b) The COMMITTEE may offer any OPTIONEE the option of having the COMPANY purchase his or her OPTION for an amount of cash which could have been attained upon the exercise of such OPTION had it been fully exercisable;

unless the COMMITTEE in its sole discretion determines that such CHANGE IN CONTROL will not adversely impact the OPTIONEES of OPTIONS hereunder and is in the best interests of the stockholders of HI-TECH. The COMMITTEE may make such further provisions with respect to a CHANGE IN CONTROL as it shall deem equitable and in the best interests of the stockholders of HI-TECH. Such provision may be made in any agreement relating to any OPTION granted hereunder, by amendment to any such agreement or by resolution of the COMMITTEE.

The phrase “CHANGE IN CONTROL” shall have such meaning as ascribed thereto from time to time by the COMMITTEE and set forth in any agreement relating to any OPTION granted hereunder or by resolution of the COMMITTEE; provided, however, that, notwithstanding the foregoing, a “CHANGE IN CONTROL” shall be deemed to have occurred if:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to : (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 14, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

15.	Listing and Registration of Shares

Each OPTION shall be subject to the requirement that if at any time the COMMITTEE shall determine in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such OPTION or the issue or purchase of shares thereunder, such OPTION may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the COMMITTEE.

16.	Amendment and Termination of the Plan and Options

The BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PLAN in any respect; provided, however, that, to the extent necessary and desirable to comply with RULE 16b-3 or with Section 422 of the CODE (or any other applicable law or regulation, including the requirements of any stock exchange on which the COMMON STOCK is listed or quoted), stockholder approval of any PLAN amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

No suspension, termination, modification or amendment of the PLAN may, without the consent of the OPTIONEE, adversely affect his or her rights under OPTIONS theretofore granted to such OPTIONEE. In the event of amendments to the CODE or applicable rules or regulations relating to ISOs subsequent to the date hereof, the COMPANY may amend the PLAN, and the COMPANY and OPTIONEES holding OPTION agreements may agree to amend outstanding OPTION agreements, to conform to such amendments.

The COMMITTEE may make such amendments or modifications in the terms and conditions of any OPTION as it may deem advisable, or cancel or annul any grant of an OPTION; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the OPTIONEE, adversely affect his or her rights under such OPTION.

Notwithstanding the foregoing, the COMMITTEE reserves the right, in its sole discretion, to (i) convert any outstanding ISOs to NON-QUALIFIED STOCK OPTIONS, (ii) to require an OPTIONEE to forfeit any unexercised or unpurchased OPTIONS, any shares received or purchased pursuant to an OPTION, or any gains realized by virtue of the receipt of an OPTION in the event that such OPTIONEE competes against the COMPANY, and (iii) to cancel or annul any grant of an OPTION in the event of an OPTIONEE’s TERMINATION FOR CAUSE. For purposes of the PLAN, “TERMINATION FOR CAUSE” shall mean termination for cause which results from the commission of a felony, fraud, willful misconduct or gross negligence which has resulted or may result in material damage to the COMPANY, in the sole discretion of the COMMITTEE.

17.	Effective Date of Program and Duration

This PLAN is effective as of January 31, 2009. Unless terminated sooner pursuant to Section 16 hereof, the PLAN shall terminate on January 31, 2024.

18.	Compliance with Code Section 162(m)

It is the intent of the Company that Options and SARs granted to Eligible Participants shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Option. Accordingly, the terms and definitions and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan relating to an Option that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Option upon attainment of the applicable performance objectives.

19.	Definitions

a. BOARD OF DIRECTORS means the Board of Directors of HI-TECH.

b. CHANGE IN CONTROL has the meaning set forth in Section 14 hereof.

c. CHIEF EXECUTIVE OFFICER means the Chief Executive Officer of HI-TECH.

d. CODE means the Internal Revenue Code of 1986, as amended from time to time.

e. COMMITTEE means the committee appointed by the BOARD OF DIRECTORS from time to time to administer the PLAN and to serve at the pleasure of the BOARD OF DIRECTORS, or any successor to such committee.

f. COMMON STOCK means common shares of HI-TECH with a par value of $.01 per share.

g. COMPANY means HI-TECH, and any parent corporation (as defined in Section 424(e) of the CODE) or subsidiary corporation (as defined in Section 424(f) of the CODE).

h. CONSULTANT means any person, including an advisor, who is engaged by the COMPANY to render services.

i. DIRECTOR means any person who is a member of the BOARD OF DIRECTORS, including an advisory, emeritus or honorary director.

j. ELIGIBLE PARTICIPANT means any KEY EMPLOYEE. It also means, if so identified by the COMMITTEE, other EMPLOYEES, DIRECTORS, CONSULTANTS, employees or consultants of any affiliates of HI-TECH, and other persons whose participation in the PLAN is deemed by the COMMITTEE to be in the best interests of the COMPANY.

k. EMPLOYEE means any person who is employed by the COMPANY. The payment of a director’s fee or consulting fee by the COMPANY shall not be sufficient to constitute “employment” by the COMPANY.

l. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

m. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

n. FAIR MARKET VALUE means the closing price of the COMMON STOCK by NASDAQ for the date specified for determining such value.

o. HI-TECH means Hi-Tech Pharmacal Co., Inc., a Delaware corporation.

p. ISO means an OPTION intended to qualify as an incentive stock option under Section 422 of the CODE.

q. KEY EMPLOYEE means the Corporate Secretary, Treasurer, Vice Presidents and other executive officers of HI-TECH above the rank of Vice President. It also means, if so identified by the COMMITTEE, executive officers of wholly-owned subsidiaries of HI-TECH (including subsidiaries which become such after adoption of the PLAN) and any other key management employee of HI-TECH or any wholly-owned subsidiary of HI-TECH.

r. NON-EMPLOYEE DIRECTOR means a DIRECTOR who is not an EMPLOYEE.

s. NON-QUALIFIED STOCK OPTION means any OPTION which is not an ISO.

t. OPTION means an option to purchase shares of COMMON STOCK granted under the PLAN.

u. OPTIONEE means the ELIGIBLE PARTICIPANT receiving the OPTION, or his or her legal representative, legatees, distributees or alternate payees, as the case may be.

v. OPTION PRICE means the purchase price for the COMMON STOCK upon exercise of an OPTION.

w. PLAN means this Stock Option Plan or any successor plan which the COMMITTEE may adopt from time to time with respect to the grant of OPTIONS under the PLAN.

x. RETIREMENT means the actual retirement date of an Employee, which shall be determined by the COMMITTEE.

y. STOCK OPTION PLAN means the COMPANY’s 2009 Stock Option Plan which was adopted by the COMPANY’s BOARD OF DIRECTORS on September 3, 2009 and approved by the Company’s Stockholders on November 12, 2009.

z. RULE 16b-3 means Rule 16b-3 under the EXCHANGE ACT or any successor to Rule b-3, as in effect when discretion is being exercised with respect to the Plan.

aa. SAR means a stock appreciation right whose value is based on the increase in the FAIR MARKET VALUE of the COMMON STOCK covered by such right.

bb. SECTION 16 OFFICER means any person who is designated by the BOARD OF DIRECTORS as an executive officer of HI-TECH and any other person who is designated as an officer of HI-TECH for purposes of Section 16 of the EXCHANGE ACT.

cc. TANDEM refers to a SAR granted in conjunction with an OPTION.

dd. TERMINATION occurs when an EMPLOYEE ceases to be employed by the COMPANY as a common law employee, when a DIRECTOR ceases to be a member of the BOARD OF DIRECTORS or when the relationship between the COMPANY and a CONSULTANT or other ELIGIBLE PARTICIPANT terminates, as the case may be.

ee. TERMINATION FOR CAUSE has the meaning set forth in Section 16 hereof.

HI-TECH PHARMACAL CO., INC.

Annual Meeting

of

Stockholders

November 10, 2010

10:00 A.M.

Hi-Tech Pharmacal Co., Inc.

10 Edison Street

Amityville, New York 11701

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

THE BOARD OF DIRECTORS OF HI-TECH PHARMACAL CO., INC. RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES AND PROPOSALS LISTED BELOW	Please mark your votes like this	☒

							FOR	AGAINST	ABSTAIN

1.	ELECTION OF NOMINEES - To elect each of (01) David S. Seltzer, (02) Reuben Seltzer, (03) Martin M. Goldwyn, (04) Yashar Hirshaut, M.D., (05) Jack van Hulst, (06) Anthony J. Puglisi and (07) Bruce W. Simpson to serve as director of the Company until the Company’s 2011 Annual Meeting of Stockholders.				2.	To amend the Company’s 2009 Stock Option Plan to increase by 1,000,000 the number of shares of Common Stock reserved for issuance thereunder.	☐	☐	☐
	FOR all nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐			FOR	AGAINST	ABSTAIN

	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)				3.	To ratify the appointment of EisnerAmper LLP, formerly Eisner LLP, as the Company’s independent auditors for the fiscal year ending April 30, 2011.	☐	☐	☐

					4.	In their discretion upon such other matters as may properly come before the Meeting.

						This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described herein.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2010.

(Please sign your name exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

HI-TECH PHARMACAL CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HI-TECH PHARMACAL CO., INC.

IN CONNECTION WITH ITS 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 10, 2010

The undersigned stockholder of Hi-Tech Pharmacal Co., Inc. (the “Company”) hereby appoints David S. Seltzer and William Peters or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2010 annual meeting of stockholders of the Company to be held on November 10, 2010, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes set forth on the reverse side.

Please mark, sign, date and mail this proxy in the envelope provided.

(Continued on the reverse side)